Exhibit 16(4)(a)	---------------------------------------------------------
[LOGO OF AETNA INSURANCE COMPANY OF AMERICA APPEARS HERE]

Aetna Insurance Company of America Home Office: 151 Farmington Avenue Hartford, Connecticut 06156 (800) 531-4547

You may call the toll-free number shown above to get answers to your questions or help to resolve a complaint.

Aetna Insurance Company of America, herein called Aetna, agrees to pay the benefits stated in this Contract.

Specifications

- --------------------------------------------------------------------------------Plan MARATHON PLUS

- --------------------------------------------------------------------------------Type of Plan INDIVIDUAL RETIREMENT ANNUITY ROLLOVER ACCOUNT

- --------------------------------------------------------------------------------Contract Holder E.G. ANYBROKER

- --------------------------------------------------------------------------------Contract No.

SPECIMEN

- --------------------------------------------------------------------------------Effective Date SEPTEMBER 1, 1993 - --------------------------------------------------------------------------------This Contract is Delivered in YOUR STATE and is Subject to the Laws of that Jurisdiction

THE VARIABLE FEATURES OF THE GROUP CONTRACT ARE DESCRIBED IN PARTS III and V.

Right to Cancel

- --------------------------------------------------------------------------------The Contract Holder may cancel this Contract within 10 days of receiving it, by sending a written notice to Aetna at the above address or to the agent from whom it was purchased. Aetna will return all payments made for this Contract within 7 days after it receives the notice of cancellation and this Contract at its Home Office.

This page, the following pages, and the application make up the entire Contract.

Signed at the Home Office on the Effective Date.

/s/ Signature Appears Here President	/s/ Signature Appears Here Secretary

Group Variable, Fixed, or Combination Annuity Contract
Nonparticipating

ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

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Specifications
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Guaranteed Interest Rate	There is a guaranteed interest rate for Purchase Payment(s) held in the MG Account. (See Contract Schedule I).

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Deductions from the Separate Account	There will be deductions for mortality and expense risks and administrative fees. (See Contract Schedule I and II).

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Deduction from Purchase Payment(s)	Purchase Payment(s) are subject to a deduction for premium taxes, if any. (See 3.01.)

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Surrender Fee	There will be a charge deducted upon surrender. (See Contract Schedule I).

This Contract is a legal contract and constitutes the entire legal relationship between Aetna and the Contract Holder.

READ THIS CONTRACT CAREFULLY. This Contract sets forth, in detail, all of the rights and obligations of both you and Aetna. IT IS THEREFORE IMPORTANT THAT YOU

READ THIS CONTRACT CAREFULLY.

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Contract Schedule I
Accumulation Period

Separate Account

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Separate Account:	Variable Annuity Account I

Charges to Separate	A daily charge is deducted from any portion of
Account:	the Current Value allocated to the Separate
	Account. The deduction is the daily equivalent
	of the annual effective percentage shown in the
following chart:

	Administrative Charge	0.15%
	Mortality Risk Charge	0.35%
	Expense Risk Charge	0.90%
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	Total Separate Account
	Charges	1.40%

Marathon Guaranteed Account (MG Account)

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Minimum Guaranteed Interest Rate (effective
annual rate of return): 3.0%.

Separate Account and MG Account

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Transfers:

An unlimited number of Transfers may be made during the Accumulation Period. Aetna allows 12 free Transfers in any calendar year.

Thereafter, Aetna reserves the right to charge $10 for each subsequent Transfer.

Maintenance Fee:	The annual Maintenance Fee is $30. If the Account's Current Value is $50,000 or more on the date the Maintenance Fee is to be deducted, the Maintenance Fee is $0.

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Contract Schedule I (Continued)
Accumulation Period

Separate Account and MG Account (Cont'd)

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Surrender Fee:	For each surrender, the Surrender Fee will be determined
	as follows:
		Surrender Fee
	Length of Time from Deposit of Net	(as percentage of
	Purchase Payment (Years)	Net Purchase Payment)

	Less than 2 years	7%
	2 or more but less than 4 years	6%
	4 or more but less than 5 years	5%
	5 or more but less than 6 years	4%
	6 or more but less than 7 years	3%
	7 years or more	0%

Systematic Withdrawal	The specified payment or specified percentage may not be
Option (SWO):	greater than 10% of the Account's Current Value at time
	of election.

See 1. GENERAL DEFINITIONS for explanations.

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Contract Schedule II
Annuity Period

Separate Account
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Charges to Separate	A daily charge at an annual effective rate of
Account:	1.25% for Annuity mortality and expensive
risks. The administrative charge is established
upon election of an Annuity option. This charge
will not exceed 0.25%.

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Variable Annuity Assumed	If a Variable Annuity is chosen, an assumed
Annual Net Return Rate:	annual net return rate of 5.0% may be elected.
If 5.0% is not elected, Aetna will use an
assumed annual net return rate of 3.5%.

The assumed annual net return rate factor for
3.5% per year is 0.9999058.

The assumed annual net return rate factor for
5.0% per year is 0.9998663.

If the portion of a Variable Annuity payment
for any Fund is not to decrease, the Annuity
return factor under the Separate Account for
that Fund must be:

(a) 4.75% on an annual basis plus an annual
return of up to 0.25% to offset the
administrative charge set at the time
Annuity payments commence if an assumed
annual net return rate of 3.5% is chosen;
or

(b) 6.25% on an annual basis plus an annual
return of up to 0.25% to offset the
administrative charge set at the time
Annuity payments commence, if an assumed
annual net return rate of 5% is chosen.

Fixed Annuity

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Minimum Guaranteed Interest Rate (effective
annual rate of return): 3.0%

See 1. GENERAL DEFINITIONS for explanations.

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TABLE OF CONTENTS

I.	GENERAL DEFINITIONS
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1.27	Purchase Payment	11
1.28	Reinvestment	12
1.29	Separate Account	12
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1.30	Surrender Value	12
1.31	Transfers	12
1.32	Valuation Period (Period)	12
1.33	Variable Annuity	12

II.	GENERAL PROVISIONS
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2.01	Change of Contract	12
2.02	Change of Fund(s)	13
2.03	Nonparticipating Contract	14
2.04	Payments and Elections	14
2.05	State Laws	14
2.06	Control of Contract	14
2.07	Designation of Beneficiary	14
2.08	Misstatements and Adjustments	15
2.09	Incontestability	15
2.10	Grace Period	15
2.11	Individual Certificates	15

III. PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
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3.01	Net Purchase Payment	15
3.02	Certificate Holder's Account	15
3.03	Fund(s) Record Units - Separate Account	15
3.04	Net Return Factor(s) - Separate Account	15
3.05	Fund Record Unit Value - Separate Account	16
3.06	Market Value Adjustment	16
3.07	Transfer of Current Value from the Funds or MG Account	17
3.08	Reports	18
3.09	Notice to the Certificate Holder	18
3.10	Loans	18
3.11	Distribution Options	18
3.12	Death Benefit Amount	22
	7
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3.13	Death Benefit Options Available to Beneficiary	22
3.14	Required Distribution to Certificate Holder/Beneficiary	23
3.15	Liquidation of Surrender Value	24
3.16	Surrender Fee	24
3.17	Payment of Surrender Value	25
3.18	Reinstatement	25
3.19	Payment of Adjusted Current Value	26
IV.	ANNUITY PROVISIONS
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4.01	Choices to be Made	26

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4.02	Annuity Payments to Certificate Holder	26
4.03	Annuity Payments to Beneficiary	27
4.04	Terms of Annuity Options	27
4.05	Death of Annuitant/Beneficiary	28
4.06	Fund(s) Annuity Units - Separate Account	28
4.07	Fund(s) Annuity Unit Value - Separate Account	29
4.08	Annuity Net Return Factor(s) - Separate Account	29
4.09	Annuity Options	29
8
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I.	GENERAL DEFINITIONS
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1.01	Account:
1.02	Accumulation Period:
1.03	Adjusted Current Value:
1.04	Annuitant:
1.05	Annuity:
1.06	Beneficiary:
1.07	Certificate Holder:
1.08	Code:
1.09	Contract:
1.10	Contract Holder:

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1.11	Current Value:

A record established for each Certificate Holder to maintain the value of the Net Purchase Payment held on his/her behalf during the Accumulation Period.

The period during which the Net Purchase Payment is applied to an Account to provide future Annuity payment(s).

The Current Value of an Account plus or minus any aggregate MG Account MVA, if applicable. (See 1.21)

The person whose life if measured for purposes of the guaranteed death benefit and the duration of Annuity payments under an Account. The Certificate Holder and Annuitant must be the same person under an Account.

Payment of an income:

(a) For the life of one or two persons; (b) For a stated period; or (c) For some combination of (a) and (b).

The individual or estate entitled to receive any payment from an Account upon the death of the Annuitant.

A person who purchases an interest in this Contract as evidenced by a certificate.

The Internal Revenue Code of 1986, as it may be amended from time to time.

This agreement between Aetna and the Contract Holder to provide annuities which qualify as Individual Retirement Annuities under Code Section 408(b) for the exclusive benefit of the Certificate Holder(s) or their Beneficiaries.

The entity to which the Contract is issued. The Contract is offered to:

(a) National Association of Securities Dealers, Inc. ("NASD") member broker-dealers selected by Aetna, who have a minimum net capital of $250,000 or more, including broker-dealer subsidiaries of banks and savings and loan associations, to provide Individual Retirement Annuities under Code Section 408 to their customers; and

(b) Employers who sponsor Individual Retirement Annuity plans under Code Section 408 for their employees.

As of the most recent Valuation Period, the Net Purchase Payment and any additional amount deposited pursuant to 3.12 plus any interest added to the portion allocated to the MG Account; and plus or minus the

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1.12 Deposit Period:

1.13	Fixed Annuity:
1.14	Fund(s):
1.15	General Account:
1.16	Guaranteed Rates - MG Account:

1.17 Guaranteed Term:

1.18	Guaranteed Term(s) Groups:

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1.19	Maintenance Fee:
1.20	Marathon Guaranteed Account (MG Account):
1.21	Market Value Adjustment (MVA):

investment experience of the portion
allocated to the Funds since deposit; less
all Maintenance Fees deducted, any amounts
surrendered and any amounts applied to an
Annuity.

A calendar week, a calendar month, a
calendar quarter, or any other period of
time specified by Aetna during which the
Net Purchase Payment, Transfers and
Reinvestments are accepted into the MG
Account for one or more Guaranteed Terms.
Aetna reserves the right to extend the
Deposit Period.

An Annuity with payments that do not vary
in amount.

The open-end management investment
companies (mutual funds) in which the
Separate Account invests.

The account holding the assets of Aetna,
other than those assets held in Aetna's
separate accounts.

Aetna will declare the interest rate(s)
applicable to a specific Guaranteed Term at
the start of the Deposit Period for that
Guaranteed Term. The rate(s) are guaranteed
by Aetna for that Deposit Period and the
ensuing Guaranteed Term. The Guaranteed
Rates are annual effective yields. That is,
interest is credited daily at a rate that
will produce the Guaranteed Rate over the
period of a year. No Guaranteed Rate will
ever be less than the Minimum Guaranteed
Rate shown on Contract Schedule I.

For Guaranteed Terms of one year or less,
one Guaranteed Rate is credited for the
full Guaranteed Term. For longer Guaranteed
Terms, an initial Guaranteed Rate is
credited from the date of deposit to the
end of a specified period within the
Guaranteed Term. There may be different
Guaranteed Rate(s) declared for subsequent
specified time intervals throughout the
Guaranteed Term.

The period of time for which MG Account
Guaranteed Rates are guaranteed on Net
Purchase Payments, Transfers and
Reinvestments made into a current Deposit
Period for the MG Account. Such period
begins on the day following the close of
the Deposit Period and ends on the
designated Maturity Date. Guaranteed Terms
are offered at Aetna'a discretion for
various lengths of time ranging up to and
including ten years.

During a Deposit Period, Aetna may make
available any number of Guaranteed Terms.
The Certificate Holder may allocate the Net
Purchase Payment and Transfers into any or
all of the available Guaranteed Terms.

All MG Account Guaranteed Term(s) with the
same length of time from the close of the
Deposit Period until the designated
Maturity Date.

The Maintenance Fee (see Contract Schedule
I) will be deducted during the Accumulation
Period from the Current Value on each
anniversary of the date the Account is
established and upon surrender of the entire
Account.

An accumulation option where Aetna guarantees
stipulated rate(s) of interest for specified
periods of time. All assets of Aetna,
including amounts in the Nonunitized
Separate Account, are available to meet the
guarantees under the MG Account.

An adjustment to the amount withdrawn or
transferred from an MG Account Guaranteed
Term prior to the end of that Guaranteed
Term. The adjustment reflects the change in
the value of the investment due to changes

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1.22	Matured Term Value:
1.23	Matured Term Value Transfer:
1.24	Maturity Date:
1.25	Net Purchase Payment:
1.26	Nonunitized Separate Account:

1.27 Purchase Payment:

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1.28 Reinvestment:

1.29	Separate Account:

in interest rates since the date of deposit
and is computed using the formula given in
3.06. The adjustment is expressed as a
percentage of each dollar being withdrawn.

The amount payable on an MG Account
Guaranteed Term's Maturity Date.

During the calendar month following an MG
Account Maturity Date, the Certificate
Holder may notify Aetna's Home Office in
writing to Transfer or surrender all or part
of the Matured Term Value, plus interest at
the new Guaranteed Rate accrued thereon,
from the MG Account without an MVA. This
provision only applies to the first such
written request received from the
Certificate Holder during this period for
any Matured Term Value.

The last date of an MG Account Guaranteed
Term.

The Purchase Payment less premium taxes, as
applicable.

A separate account set up by Aetna under
Title 38, Section 38a-433, of the
Connecticut General Statutes, that holds
assets for MG Account Terms. There are no
discrete units for this Account. The
Certificate Holder does not participate in
the investment gain or loss from the assets
held in the Nonunitized Separate Account.
Such gain or loss is borne entirely by
Aetna. These assets may be chargeable with
liabilities arising out of any other
business of Aetna.

The cash payment accepted by Aetna at its
Home Office which is a rollover amount under
Code Section 402(c), 403(a)(4), 403(b)(8),
or 408(d)(3). Aetna may require verification
that a rollover amount qualifies as such
under the Code. Payments to Simplified
Employee Pension plans and annual deductible
and nondeductible contributions to
Individual Retirement Annuities are not
accepted under this Contract.

Aetna reserves the right to refuse to accept
any Purchase Payment at any time for any
reason. No advance notice will be given to
the Contract Holder or Certificate Holder.

Aetna will mail a notice to the Certificate
Holder at least 18 calendar days before a
Guaranteed Term's Maturity Date. This notice
will contain the Terms available during current
Deposit Periods with their Guaranteed Rate(s)
and projected Matured Term Value. If no
specific direction is given by the Certificate
Holder prior to the Maturity Date, each Matured
Term Value will be reinvested in the current
Deposit Period for a Guaranteed Term of the
same duration. If a Guaranteed Term of the same
duration is unavailable, each Matured Term
Value will automatically be reinvested in the
current Deposit Period for the next shortest
Guaranteed Term available. If no shorter
Guaranteed Term is available, the next longer
Guaranteed Term will be used. Aetna will mail a
confirmation statement to the Certificate
Holder the next business day after the Maturity
Date. This notice will state the Guaranteed
Term and Guaranteed Rate(s) which will apply to
the reinvested Matured Term Value.

A separate account that buys and holds shares
of the Fund(s). Income, gains or losses,
realized or unrealized, are credited or charged
to the Separate Account without regard to other
income, gains or losses of Aetna. Aetna owns
the assets held in the Separate Account and is
not a trustee as to such amounts. This Separate
Account generally is not guaranteed and is held
at market value. The assets of the Separate
Account, to the extent of reserves and other
contract liabilities of the Account, shall not
be charged with Aetna liabilities.

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1.30	Surrender Value:
1.31	Transfers:

The amount payable by Aetna upon the surrender
of any portion of any Account.

The movement of invested amounts among the
available Fund(s) and the MG Account under this
Contract during the Accumulation Period.

1.32	Valuation Period (Period): The period of time of which a Fund determines its net asset value, usually 4:15 p.m. Eastern
time each day the New York Stock Exchange is
open until 4:15 p.m. the next such day, or such
other day that one or more of the Funds
determines its net asset value.

1.33	Variable Annuity:	An annuity with payments that vary with net
investment results of one or more Funds under
the Separate Account.

II.	GENERAL PROVISIONS

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2.01 Change of Contract:

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2.01	Change of Contract (Cont'd):
2.02	Change of Fund(s):

Only an authorized officer of Aetna may change the terms of this Contract. Aetna will notify the Contract Holder in writing at least 30 days before the effective date of any change. Any change will not affect the amount or terms of any Annuity which begins before the change.

Aetna reserves the right to refuse to accept any Purchase Payment at any time for any reason. No advance notice will be given to the Contract Holder or Certificate Holder.

Aetna may make any change that affects the MG Account Market Value Adjustment (3.06) with at least 30 days' advance written notice to the Contract Holder and the Certificate Holder. Any such change shall become effective for any new Term and will apply to all present and future Accounts.

Aetna reserves the right to change the terms of the distribution options (3.11) for future elections and discontinue the availability of these options after proper notification.

Any change that affects any of the following under this Contract will not apply to Accounts in existence before the effective date of the change:

(a)	Net Purchase Payment (1.25)
(b)	MG Account Guaranteed Rate (1.16)
(c)	Net Return Factor(s)-Separate Account (3.04)
(d)	Current Value (1.11)
(e)	Surrender Value (1.30)
(f)	Fund(s) Annuity Unit Value-Separate Account (4.05)
(g)	Annuity options (4.09)
(h)	Fixed Annuity Interest Rates (4.01)
(i)	Transfers (1.31).

Any change that affects the Annuity options and the tables for the options may be made:

(a)	No earlier than 12 months after the effective date of this Contract; and
(b)	No earlier than 12 months after the effective date of any prior change.

Any Account established on or after the effective date of any change will be subject to the change. If the Contract Holder does not agree to any change under this provision, no new Accounts may be established under this Contract. This Contract may also be changed as deemed necessary by Aetna to comply with federal or state law.

Aetna, or the Separate Account, may:

(a)	Change the Fund(s) which may be invested in by the Separate Account; and
(b)	Replace the shares of any Fund(s) held in the Separate Account with shares of any other Fund(s).

Changes must be:

(a)	Approved by a majority vote in the Separate Account with respect to the Fund(s) whose

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shares are to be replaced; or
(b) Deemed necessary by Aetna under the
Investment Company Act of 1940; or

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2.02	Change of Fund(s)	(c) Deemed necessary by Aetna to accomplish
	(Cont'd):	the purpose of the Separate Account.

Aetna will notify the Contract Holder and the
Certificate Holder of any change.

2.03	Nonparticipating Contract:	The Contract Holder, Certificate Holders, or

2.04 Payments and Elections:

2.05 State Laws:

2.06 Control of Contract:

2.07	Designation of Beneficiary:

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2.08	Misstatements and Adjustments:
2.09	Incontestability:
2.10	Grace Period:

Beneficiaries will not have a right to share in the earnings of Aetna.

While the Certificate Holder is living, Aetna will pay the Certificate Holder any Annuity payments as and when due. After the Certificate Holder's death, any Annuity payments required to be made will be paid in accordance with 4.05 Aetna will determine other payments and/or elections as of the end of the Valuation Period in which the request is received at its Home Office. Such payments will be made within 7 calendar days of receipt at its Home Office of a written claim for payment which is in good order, except as provided in 3.17.

The Contract and the Certificates comply with the laws of the state in which they are delivered. Any surrender, death, or Annuity payments are equal to or greater than the minimum required by such laws. Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from Annuity tables used to determine Annuity payments.

This is a Contract between the Contract Holder and Aetna. The Contract Holder has title to the Contract. Contract Holder rights are limited to accepting or rejecting Contract modifications.

Each Certificate Holder has a nonforfeitable right to all amounts held in his or her Account. Each Certificate Holder may make any choices allowed by this Contract for his or her Account. Choices made under this Contract must be in writing. Until receipt of such choices at Aetna'a Home Office, Aetna may rely on any previous choices made.

The Contract is not subject to the claims of any creditors of the Contract Holder or the Certificate Holder except to the extent permitted by law.

The Account may not be attached, alienated, or subject to the claims of any creditors of the Certificate Holder except to the extent permitted by law. The Account is nontransferable by the Certificate Holder. The Certificate Holder may not assign, transfer, pledge or use as collateral his or her rights under the Contract.

Each Certificate Holder shall name his or her Beneficiary. The Beneficiary may be changed at any time. Changes to a Beneficiary must be submitted to Aetna's Home Office in writing and will not be effective until accepted by Aetna.

If Aetna finds the age of any Annuitant to be misstated, the correct facts will be used to adjust payments.

Aetna cannot cancel this Contract because of any error of fact on the application. Aetna cannot cancel an Account because of any error of fact on the enrollment form.

This Contract will remain in effect except as provided in the Payment of Adjusted Current Value provision (see 3.19).

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2.11	Individual Certificates:

Aetna shall issue a certificate to each
Certificate Holder. The certificate will
summarize certain provisions of the
Contract. Certificates are for information
only and are not a part of the Contract.

III.	PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
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3.01 Net Purchase Payment:

3.02	Certificate Holder's Account:
3.03	Fund(s) Record Units- Separate Account:
3.04	Net Return Factor(s)- Separate Account:

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3.04 Net Return Factor(s)--Separate Account (Cont'd):

This amount is the actual Purchase Payment less any premium tax. Aetna will generally deduct the premium tax when Annuity benefits are elected (see Part IV). If Aetna determines that under applicable state law, it must pay a premium tax when the Purchase Payment is received or at any other time, it will deduct the tax at that time.

The Net Purchase Payment will be credited among:

(a) The current Deposit Period(s) for Guaranteed Terms under the MG Account; and

(b) The Fund(s) in which the Separate Account invests.

The Certificate Holder shall tell Aetna the allocation percentage to be applied to the current Deposit Period for each of the available Guaranteed Terms in the MG Account and/or each Fund.

Aetna will maintain an Account for each Certificate Holder.

Aetna will declare from time to time the acceptability and the minimum amount for a Purchase Payment.

The portion of the Net Purchase Payment applied to each Fund under the Separate Account will determine the number of Fund record units for that Fund. This number is equal to the portion of the Net Purchase Payment applied to each Fund divided by the Fund record unit value (see 3.05) for the Valuation Period in which the Purchase Payment is received in good order at Aetna's Home Office.

The net return factor(s) are used to compute all Separate Account record units for any Fund.

The net return factor(s) for each Fund is equal to 1.0000000 plus the net return rate.

The net return rate is equal to:

(a)	The value of the shares of the Fund held by the Separate Account at the end of the Valuation Period; minus
(b)	The value of the shares of the Fund held by the Separate Account at the start of the Valuation Period; plus or minus
(c)	Taxes (or reserves for taxes) on the Separate Account (if any); divided by
(d)	The total value of the Fund(s) record units and Fund(s) Annuity units of the Separate Account at the start of the Valuation Period; minus
(e)	A daily Separate Account charge at an annual rate as shown on Contract Schedule I for mortality and expense risks, which may include profit; and a daily administrative charge.
A	net return rate may be more or less

than 0%. The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

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3.05 Fund Record Unit Value -- Separate Account:

A Fund recorded unit value is computed by

multiplying the net return factors for the current Valuation Period by the Fund record unit value for the previous Period. The dollar value of a Fund record units, Separate Account assets, and Variable Annuity payments may go up or down due to investment gain or loss.

3.06 Market Value Adjustment:	There will be an MVA for a withdrawal from the MG Account before the end of a Guaranteed Term when the withdrawal is due to:

(a)	A Transfer; except as specified in MG Account Matured Term Value Transfer;
(b)	A full or partial surrender, including a 10% free withdrawal under 3.16; or
(c)	An election of Annuity option 2 (see 4.09).

Full and partial surrenders and Transfers made
within six months after the date of the
Annuitant's death will be the greater of:

(a)	The aggregate MVA amount which is the sum of all market value adjusted amounts calculated due to a withdrawal of amounts.
This total may be greater or less than the Current Value of those amounts; or
(b)	The applicable portion of the Current Value in the MG Account.

After the six-month period, the surrender or Transfer will be the aggregate MVA amount, which may be greater or less than the Current Value of those amounts.

The greater of the aggregate MVA amount or the applicable portion of the Current Value applies to amounts withdrawn from the MG Account on account of an election of Annuity options 3 or 4 (see 4.09).

       3.06 Market Value Adjustment (Cont'd):	Market value adjusted amounts will be equal to the amount withdrawn multiplied by the following ratio:

x
---
365

(1 + i)
-----------------
x
---
365
(1 + j)

Where:

i	is the Deposit Period Yield
j	is the Current Yield
x	is the number of days remaining, (computed from Wednesday of the week of withdrawal) in the Guaranteed Term.

The Deposit Period Yield will be determined
as follows:

(a) At the close of the last business day of
each week of the Deposit Period, a yield
will be computed as the average of the
yields on that day of U.S. Treasury Notes
which mature in the last three months of
the Guaranteed Term.

(b) The Deposit Period Yield is the average
of those yields for the Deposit Period.
If withdrawal is made before the close of
the Deposit Period, it is the average of
those yields on each week preceding
withdrawal.

The Current Yield is the average of the
yields on the last business day of the week
preceding withdrawal on the same U.S.
Treasury Notes included in the Deposit
Period Yield.

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3.07	Transfer of Current Value from the Funds or MG
Account:

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In the event that no U.S. Treasury Notes
which mature in the last three months of the
Guaranteed Term exist, Aetna reserves the
right to use the U.S. Treasury Notes that
mature in the following quarter.

Before an Annuity option is elected, all or
any portion of the Adjusted Current Value of
the Certificate Holder's Account may be
transferred from any Fund or Guaranteed Term
of the MG Account:

(a) To any other Fund; or
(b) To any Guaranteed Term of the MG Account
available in the current Deposit Period.

Transfer requests can be submitted as a
percentage or as a dollar amount. Aetna may
establish a minimum transfer amount. Within
a Guaranteed Term Group, the amount to be
surrendered or transferred will be withdrawn
first from the oldest Deposit Period, then
from the next oldest, and so on until the
amount requested is satisfied.

3.07	Transfer of Current Value	The Certificate Holder may make an unlimited
	from the Funds or MG	number of Transfers during the Accumulation
	Account (Cont'd):	Period. The number of free Transfers allowed
by Aetna is shown on Contract Schedule I.
Additional Transfers may be subject to a
Transfer fee as shown on Contract Schedule
I. Transfers from the MG Account of a
Matured Term Value on or within one calendar
month after a Term's Maturity Date do not
count against the annual Transfer limit.

Amounts applied to Guaranteed Terms of the
MG Account may not be transferred to the
Funds or to another Guaranteed Term during
the Deposit Period or for 90 days after the
close of the Deposit Period except for
Matured Term Value(s) during the calendar
month following the Term's Maturity Date.

Transfers from Guaranteed Terms of the MG
Account are subject to the MVA provisions
of 3.06.

3.08	Reports:	Aetna, as issuer of the Contract, will make
any reports required of it by federal law.
Aetna will furnish annual calendar year
reports concerning the status of the
annuity.

3.09	Notice to the Certificate	The Certificate Holder will receive
	Holder:	quarterly statements from Aetna of:

(a) The value of any amounts held in:

(1)	The MG Account; and
(2)	The Fund(s) under the Separate Account.

(b) The number or any Fund(s) record units; and (c) The Fund(s) record unit value.

3.10	Loans:
3.11	Distribution Options:

Such number or values will be as of a specific date no more than 60 days before the date of the notice.

Loans are not available under this Contract.

The following distribution options may be elected by the Certificate Holder during the Accumulation Period.

(a) Estate Conservation Option (ECO) - A distribution option under which a portion of the Account's Current Value will automatically be surrendered and distributed each year. ECO payments will be calculated based on the Account's full Current Value. The distributed amount will be withdrawn pro rata from each investment option used under the Account. A Surrender Fee will not be deducted from any portion of the Adjusted Current Value which is paid as a distribution under ECO. Certificate Holders should consult their tax adviser prior to requesting this distribution option. Aetna will not be responsible

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3.11 Distribution Options (Cont'd):


3.11 Distribution Options (Cont'd):

for any adverse tax consequences due to
receiving ECO payments.

(1) Amount of Distribution: Each year
that ECO is in effect, Aetna will
calculate and distribute an amount
equal to the minimum required
distribution under the Code. The

annual distribution will be determined by
dividing the Current Value as of December
31 of the year prior to the payment year,
by a life expectancy factor.

The Certificate Holder, or spouse
Beneficiary if ECO is elected after the
Certificate Holder's death, shall elect
either single life expectancy or joint
life expectancy. Life expectancy is
computed by use of the expected return
multiples in Tables V and VI of section
1.72-9 of the Income Tax Regulations.

Joint life expectancy can only be elected
based on the joint life expectancy of the
Certificate Holder and his or her
Beneficiary. If the Certificate Holder
makes any changes in the Beneficiary
designation under the Certificate, ECO
distributions after the change will be
recalculated as required by IRS
regulations.

Life expectancies shall be recalculated
annually. If the joint life expectancy is
elected with a non-spouse Beneficiary, the
life expectancy of the non-spouse
Beneficiary may not be recalculated.
Instead, the life expectancy will be
calculated using the attained age of the
Beneficiary during the calendar year in
which the Certificate Holder attains age
70 1/2, and payments for subsequent years
shall be recalculated based on such life
expectancy reduced by one for each
calendar year which has elapsed since the
calendar year life expectancy was first
calculated.

If joint life expectancy is elected with a
spouse Beneficiary, at the death of
either, the payments can continue and will
be calculated based solely on the
survivor's life expectancy. If joint life
expectancy is elected with a non-spouse
Beneficiary and the non-spouse Beneficiary
dies first, payments will continue based
on the joint life expectancy.

If a single life expectancy is elected and
the Certificate Holder dies, or if a joint
life expectancy is elected and the
survivor dies, the death benefits
determined under Section 3.12 will be paid
to the Beneficiary in a lump sum not later
than December 31 following the year of
death.

(2)

Minimum Initial Current Value: At its discretion, Aetna may require a minimum initial Account Current Value for election of this option. If after election of this option, the Current Value is insufficient to make a scheduled ECO payment, Aetna will distribute the entire Account balance.

(3)

Date of Distribution: Distribution will be made annually on the 15th of any month or such other date Aetna may designate or allow. The Certificate Holder shall specify an initial distribution month, not earlier than the

19

calendar year in which the Certificate
Holder attains age 70 1/2, or such later
time when distributions must commence as
specified under the Code, whichever is
appropriate. For a spouse Beneficiary, the
earliest date is the date of the
Certificate Holder's death.

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(4)	Election and Revocation: ECO may be elected by the Certificate Holder by submitting a written request to Aetna at his Home Office.

Once elected, this option may be revoked
by the Certificate Holder, or spouse
Beneficiary if elected after the
Certificate Holder's death, by submitting
a written request to Aetna at its Home
Office. Any revocation will apply only to
amounts not yet paid. The Certificate
Holder assumes responsibility for
compliance with minimum distribution rules
under the Code. ECO may be elected only
once by the Certificate Holder or by a
spouse Beneficiary.

(b)	Systematic Withdrawal Option (SWO): A
	distribution	option under which a portion of
	the	Account's Current Value will automatically
	be	surrendered and distributed each year. SWO
	payments	will be calculated based on the
	Account's	Current Value. The distributed amount
	will	be withdrawn pro rata from each investment
	option	used under the Account. A Surrender Fee
	will	not be deducted from any portion of the
	Adjusted	Current Value which is paid as a
	distribution	under SWO. Certificate Holders
	should	consult their tax adviser prior to
	requesting	this distribution option. Aetna will
	not	be responsible for any adverse tax
	consequences	due to receiving SWO payments.
	(1)	Amount of Distribution: The Certificate
		Holder	may elect one of the three payment
		methods	described below.
(i)

Specified Payment: Payments of a designated dollar amount. The annual amount may not be greater than the percentage of the Current Value at time of election as shown on Contract Schedule I. This annual dollar amount will remain constant. At its discretion, Aetna may require a minimum initial payment amount; or

(ii)

Specified Period: Payments made over a period of time of at least 10 years. The maximum specified period shall be determined under the Code minimum distribution rules. The annual amount paid each year is calculated by dividing the Account's Current Value as of December 31 of the prior year by the number of payment years remaining; or

(iii) Specified Percentage: Payment of a
designated percentage which cannot be
greater than the


3.11 Distribution Options (Cont'd):

percentage of the Current Value at the time of election as shown on Contract Schedule I. The percentage may be changed by written request. Aetna reserves the right to limit the number of times the percentage may be changed. The annual amount is calculated by multiplying the Current Value as of December 31 of the year prior to the payment year by the designated percentage.

Payments will be made until the year the Certificate Holder attains age 70 1/2 or, if elected by the spouse Beneficiary, the year the Certificate Holder would have attained age 70 1/2.

Under both the Specified Payment and Specified Period payment methods, a higher amount shall be paid in any year if required under the Code minimum distribution rules. For purposes of this determination, life expectancy for the initial distribution year shall be calculated based on single life expectancy Table V of Section 1.72-9 of the Income

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3.11	Distribution Options (Cont'd):
3.12	Death Benefit Amount:

Tax Regulations. With each subsequent
year, the life expectancy will be the life
expectancy for the previous year reduced
by one.

Payments upon the Certificate Holder's
death will be made to the Beneficiary in
the manner described in 3.13.

(2)

Minimum Initial Current Value: At its discretion, Aetna may require a minimum initial Current Value for election of this option. If after election of this option the Current Value is insufficient to make a scheduled SWO payment, Aetna will distribute the entire Account balance.

(3)	Date of Distribution: The Certificate Holder shall specify the initial distribution date. The earliest date for distribution is the first date on which the Certificate Holder attains age 59 1/2.

As elected by the Certificate Holder, SWO payments will be made on a monthly, quarterly, semi-annual or annual basis. If SWO payments are made more frequently than annually, the designated annual amount is divided by the number of payments due each year. Subsequent distributions will be made on the 15th of any month or such other date Aetna may designate or allow.

(4)	Election and Revocation: SWO may be elected by the Certificate Holder, or spouse Beneficiary if elected after the
Certificate	Holder's death, by submitting
a	completed and signed election form to
Aetna's	Home Office.
21

Once elected, this option may be
revoked by the Certificate Holder, or
spouse Beneficiary if elected after
the Certificate Holder's death, by
submitting a written request to Aetna
at its Home Office. Any revocation
will apply only to amounts not yet
paid. SWO may be elected only once by
the Certificate Holder or by the
spouse Beneficiary.

If the Certificate Holder/Annuitant dies before
Annuity payments start, the Beneficiary is
entitled to a death benefit under the Account.
The claim date is the date when proof of death
and the Beneficiary's claim are received in good
order at Aetna's Home Office. The amount of the
death benefit is determined as follows:

(a)	Death of Certificate Holder/Annuitant less
	than	75 years of age: The guaranteed death
	benefit	is the greatest of:
	(1)	The Net Purchase Payment made to the Account minus the sum of all amounts surrendered, applied to an Annuity, or deducted from the Account;
(2)

The step up value as of the date of death minus the total of all partial surrenders, amounts applied to an Annuity and deductions made from the Account since determination of the step up value. The step up value is the Current Value on the most recent seventh year anniversary of the date the Net Purchase Payment is applied to the Account;

	(3)	The Account's Current Value as of the date of death.
	The	excess, if any, of the guaranteed death
	benefit	value over the Account's Current
	Value	is determined as of the date of
	death.	Any excess amount will be deposited
	to	the Account and allocated to Aetna
	Variable	Encore Fund as of the claim date.
	The	Current Value on the claim date plus
	any	excess amount deposited becomes the
	Account's	Current Value.

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3.13	Death Benefit Options available to Beneficiary:

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3.13	Death Benefit Options

available to Beneficiary (Cont'd):

(b)	Death of Certificate Holder/Annuitant age 75 or greater: The death benefit amount is the Account Current Value on the claim date.

Prior to any election, or until amounts must be
otherwise distributed under this section, the
Current Value of the Account will be retained in
the Account. The Beneficiary has the right under
the Account to allocate or reallocate any amount
to any of the available investment options
(subject to an MVA, as applicable). The
following options are available to the
Beneficiary:

(a)

If the Beneficiary is the Certificate Holder's surviving spouse, the surviving spouse may exercise all rights under the Contract and continue in the Accumulation Period, or may elect (1), (2), or (3) below. Under the Code, distributions from the Account are

22

not required until December 31st of the year
in which the original Certificate Holder would
have attained age 70 1/2. The Beneficiary may
elect to:

(1) Apply some or all of the Adjusted Current
Value of the Account to Annuity option 2,
3, or 4 (see 4.09);
(2) Apply some or all of the Adjusted Current
Value of the Account to Annuity option 1
(see 4.09); or

(3) Receive, at any time, a lump sum payment
equal to the Adjusted Current Value of
the Account.

3.14	Required Distribution to Certificate Holder/ Beneficiary:

If ECO is in effect on the Certificate Holder's date of death, the surviving spouse can elect to continue receiving ECO payments if a joint life expectancy was chosen. Otherwise, the surviving spouse must receive a lump sum payment equal to the Adjusted Current Value.

If SWO is in effect and the Certificate Holder dies before the required beginning date for minimum distributions (see 3.14), SWO payments will cease and the surviving spouse may claim the death benefit in accordance with the terms of this section.

If SWO is in effect and the Certificate Holder dies after the required beginning date for minimum distributions, the surviving spouse may elect to continue receiving the SWO payments. Otherwise, the surviving spouse must elect to receive a lump sum payment equal to the Adjusted Current Value.

(b)	If the Beneficiary is other than the Certificate Holder's surviving spouse, then
options	(1), (2), or (3) under (a) above
apply.	Any portion of the Adjusted Current
Value	of the Account that is not applied to
Annuity	option 2, 3 or 4 by December 31st of
the	year following the year of the Certificate
Holder's	death must be distributed by December
31st	of the year containing the fifth
anniversary	of the Certificate Holder's date
of	death.
If	ECO or SWO is in effect on the Certificate
Holder's	date of death, the Beneficiary must
receive	an automatic and immediate lump sum
payment	equal to the Adjusted Current Value.
(c)	If no Beneficiary exists, a lump sum payment
equal	to the Adjusted Current Value will be
made	to the Certificate Holder's estate.
(a)	Certificate Holder: The entire interest of the
Certificate	Holder will be distributed or
begin	to be distributed no later than April 1
following	the calendar year in which the
Certificate	Holder attains age 70 1/2
(required	beginning date), over (a) the life
of	the Certificate Holder, or the lives of the
Certificate	Holder and his or her designated

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3.14 Required Distribution to Certificate Holder/ Beneficiary (Cont'd):

3.15 Liquidation of Surrender Value:

3.16 Surrender Fee:


3.16 Surrender Fee (Cont'd):

Beneficiary, or (b) a period certain not
extending beyond the life expectancy of the
Certificate Holder, or the joint and last
survivor expectancy of the Certificate Holder
and his or her designated Beneficiary.
Payments must be made in periodic payments at
intervals no longer than one year. In
addition, payments must be either
nonincreasing or they may

increase only as provided in Q&A F-3 of
section 1.401(a)(9)-1 of the Proposed
Income Tax Regulations.

All distributions made hereunder shall be
made in accordance with the requirements
of section 401(a)(9) of the Code, and the
regulations thereunder, including the
minimum distribution incidental benefit
requirement of section 1.401(a)(9)-2 of
the Proposed Income Tax Regulations.

Distribution may be an Annuity as set
forth in Sections 4.01 through 4.04,
payments under ECO or SWO as defined in
Section 3.11, or a lump sum payment.

(b)

Beneficiary: If the Certificate Holder dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Certificate Holder's death.

Distributions are considered to have begun
if distributions are made on account of
the Certificate Holder's reaching his or
her required beginning date or if prior to
the required beginning date distributions
irrevocably commence to the Certificate
Holder over a period permitted and in an
Annuity form acceptable under section
1.401(a)(9) of the Income Tax Regulations.

All or any portion of the Account's Adjusted
Current Value may be surrendered at any time.
Surrender requests can be submitted as a
percentage of the Account value or as a
specific dollar amount. The Net Purchase
Payment amount is withdrawn first, and then the
excess value, if any. Amounts are withdrawn on
a pro rata basis from the Fund(s) and/or the
Guaranteed Term(s) Groups of the MG Account in
which the Current Value is invested. Within a
Guaranteed Term Group, the amount to be
surrendered or transferred will be withdrawn
first from the oldest Deposit Period, then from
the next oldest, and so on until the amount
requested is satisfied.

After deduction of the Maintenance Fee, if
applicable, the surrendered amount shall be
reduced by a Surrender Fee, if applicable.

The Surrender Fee only applies to the Net
Purchase Payment portion surrendered and varies
according to the elapsed time since deposit
(see Contract Schedule I).

No Surrender Fee is deducted from any portion
of the Current Value which is paid:

(a)	To a Beneficiary due to the Certificate Holder's death before Annuity payments start;
(b)	As a premium for an Annuity option 2, 3 or 4 under this Contract (see 4.09);
24
(c)	As a distribution under the ECO or SWO provision (see 3.11);
(d)	At least 12 months after the date of the Purchase Payment to the Account, in an amount equal to or less than 10% of the Current Value. This applies to the first

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3.17 Payment of Surrender VAlue:

3.18 Reinstatement:


3.18 Reinstatement (Cont'd):

3.19	Payment of Adjusted Current Value:

surrender request, partial or full, in a
calendar year. The Current Value is
calculated as of the date the surrender
request is received in good order at
Aetna's Home Office. This waiver is not
available to the Certificate Holder while
SWO is in effect;

(e)	For a full surrender of the Account where the Current Value of the Account is $2,500 or less and no surrenders have been taken from the Account within the prior 12 months;
(f)	By Aetna under 3.19; or
(g)	If the Certificate Holder has spent at least 45 consecutive days in a licensed nursing care facility and each of the following conditions are met:

(1) more than one calendar year has elapsed
since the date the certificate was
issued; and

(2) the surrender is requested within 3
years of admission to a licensed
nursing care facility.

This waiver does not apply if the
Certificate Holder was in a nursing care
facility at the time the certificate was
issued.

Under certain emergency conditions, Aetna may
defer payment:

(a)	For a period of up to 6 months (unless not allowed by state law); or
(b)	As provided by federal law.

All or a portion of the proceeds of a full
surrender of an Account may be reinvested
within 30 days after the surrender. Any
Maintenance Fee and surrender Fee charged at
the time of surrender on the amount reinvested
will be included in the reinstatement. Any
Market Value Adjustment(s) deducted from
surrenders will not be included in the
reinstatement.

Amounts will be reinstated among the MG Account
and the Funds in the Separate Account in the
same proportion as they were at the time of
surrender. Any amounts reinstated to the MG
Account will be credited to the available
Guaranteed Terms of the current Deposit Period
in the same proportion as they were at the time
of surrender. In the event that a Guaranteed
Term of the same duration is unavailable,
amounts will be reinvested in the next shortest
Guaranteed Term available in the current
Deposit Period. If no shorter Guaranteed Term
is available, the next longer Guaranteed Term
will be used. The number of Fund(s) record
units reinstated will be based on the record
unit value(s) next computed after receipt at
Aetna's

Home Office of the reinstatement request and
the amount to be reinstated. Any Maintenance
Fee which falls due after the surrender and
before the reinstatement will be deducted from
the amount reinstated.

Any Account(s) surrendered because the Current
Value was less than $2,500 immediately
following any partial surrender may not be
reinstated (see 3.19).

Reinstatement of an Account is permitted only
once.

Upon 90 days' written notice to the Certificate
Holder, Aetna will terminate any Account if the
Current Value becomes less than $2,500
immediately following any partial surrender.
Aetna does not intend to exercise this right in
cases where an Account Current Value is reduced
to $2,500 or less solely due to investment

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performance. A Surrender Fee will not be
deducted from the Adjusted Current Value. This
terminated Adjusted Current Value of an Account
may not be reinstated.

IV.	ANNUITY PROVISIONS
-	--------------------------------------------------------------------------------

4.01 Choices to be Made:

4.02	Annuity Payments to Certificate Holder:


4.02	Annuity Payments to Certificate Holder (Cont'd):
4.03	Annuity Payments to Beneficiary:
4.04	Terms of Annuity Options:

The Certificate Holder may tell Aetna to apply any portion of the Adjusted Current Value (minus any premium tax) for an Annuity under option 2, 3, or 4 (see 4.09). The first Annuity payment may not be earlier than one calendar year after the Purchase Payment nor later than the later of:

(a)	The first day of the month following the Annuitant's 85th birthday; or
(b)	The tenth anniversary of the last Purchase Payment. In lieu of the election of an Annuity, the Certificate Holder may tell Aetna to make a lump sum payment.

When an Annuity option is chosen, Aetna must also be told if payments are to be made other than monthly and whether to pay:

(a)	A Fixed Annuity using the General Account;
(b)	A Variable Annuity using any of the Fund(s) available under this Contract for Annuity purposes; or
(c)	A combination of (a) and (b).

If a Fixed Annuity is chosen, the Annuity purchase rate for the option chosen reflects the Minimum Guaranteed Interest Rate (see Contract Schedule II), but may reflect higher interest rates. If a Variable Annuity is chosen, the initial Annuity payment for the option chosen reflects the assumed annual return rate elected. (see Contract Schedule II).

In no event may any payments under an Annuity option extend beyond:

(a)	The life of the Certificate Holder;
26
	(b)	The lives of the Certificate Holder and Beneficiary;
	(c)	Any certain period greater than the Certificate Holder's life expectancy according to regulations under Code Section 401(a)(9), determined as of the date payments are to begin; or
(d)

A period greater than the joint and last survivor life expectancies of the Certificate Holder and the Certificate Holder's Beneficiary according to regulations under Code Section 401(a)(9), determined as of the date payments are to begin.

In no event may payments to the Beneficiary under an Annuity option extend beyond:

(a) The life of the Beneficiary; or (b) Any certain period greater than the Beneficiary's life expectancy as determined by regulations under Code Section 401(a)(9).

(a) When payments start, the age of the Annuitant plus the number of years for which payments are guaranteed must not exceed 95.

(b) An Annuity option may not be elected if the first payment would be less than $50 or if the total payments in a year would be less than $250 (less if required by state law). Aetna reserves the right to increase the minimum first Annuity payment amount and the annual minimum Annuity payment amount based upon increases reflected in the Consumer Price Index-Urban, (CPI-U) since July 1, 1993.

(c) If a Fixed Annuity under option 2, 3 or 4 is chosen and a larger payment would result from applying the Surrender

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4.04 Terms of Annuity Options (Cont'd):

4.05 Death of Annuitant/ Beneficiary:

Value to a current Aetna single premium
immediate Annuity, Aetna will make the
larger payment.
(d) For purposes of calculating the
guaranteed first payment of a Variable
Annuity or the payments for a Fixed
Annuity, the Annuitant's and second
Annuitant's adjusted age will be used.
The Annuitant's and second Annuitant's
adjusted age is his or her age as of
the birthday closest to the Annuity
commencement date reduced by one year
for Annuity commencement dates
occurring during the period of time
from July 1, 1993 through December 31,
1999. The Annuitant's and second
Annuitant's age will be reduced by two
years for Annuity commencement dates
occurring during the period of time
from January 1, 2000 through December
31, 2009. The Annuitant's and second
Annuitant's age will be reduced by one
additional year for Annuity
commencement dates occurring in each
succeeding decade.

The Annuity rates for options 3 and 4
are based on mortality from 1983 Table
a.

(e) Assumed Annual Net Return Rate is the
interest rate used to determine the
amount of the first Annuity payment
under a Variable Annuity as shown on
Contract Schedule II. The Separate
Account must earn this rate plus enough
to cover the

mortality and expense risks charges (which
may include profit) and administrative
charges if future Variable Annuity
Payments are to remain level, (see Annuity
return factor under Variable Annuity
Assumed Annual Net Return Rate on Contract
Schedule II).

(f)

Once elected, Annuity payments cannot be commuted to a lump sum except for Variable Annuity payments under option 2 (see 4.09). The life expectancy of the Certificate Holder or Certificate Holder and second Annuitant shall be irrevocable upon the election of an Annuity option.

(a)

When the Annuitant dies under option 2 or 3, or both the Annuitant and second Annuitant die under option 4(d), the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary, or upon election by the Beneficiary, any remaining payments will continue to the Beneficiary. If option 4 has been elected and the Annuitant dies, the remaining payments will continue to the second Annuitant as successor payee.

(b)	If there is no Beneficiary under option 2, 3 or 4, the present value of any remaining payments will be paid in one sum to the Certificate Holder's estate.
(c)	If the Beneficiary designated under option 1 dies, the amount held plus accrued interest will be paid in one sum to a
successor	Beneficiary, if any, named by
the	designated Beneficiary. If there is no
successor	Beneficiary, the lump sum will
be	paid to the designated Beneficiary's
estate.
(d)	If the Beneficiary dies while receiving
Annuity	payments, the present value of any
remaining	guaranteed payments will be paid
in	one sum to the successor Beneficiary,
or	upon election by the successor
Beneficiary,	any remaining payments will
continue	to the successor Beneficiary. If
no	successor Beneficiary has been
designated,	the present value of any
remaining	guaranteed payments will be paid
in	one sum to the Beneficiary's estate.

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4.06 Fund(s) Annuity Units--Separate Account:


4.06	Fund(s) Annuity Units -- Separate Account (Cont'd):
4.07	Fund(s) Annuity Unit Value -- Separate Account:
4.08	Annuity Net Return Factor(s) -- Separate Account:
4.09	Annuity Options:

(e)

The present value will be determined as of the Valuation Period in which proof of death acceptable to Aetna and a request for payment is received at Aetna's Home Office. The interest rate used to determine the first payment will be used to calculate the present value.

The number of each Fund's Annuity units is
based on the amount of the first Variable
Annuity payment which is equal to:

(a)	The portion of the Current Value applied to pay a Variable Annuity (minus any premium tax); divided by
(b)	1,000; multiplied by
(c)	The payment rate for the option chosen.
28

Such amount, or portion, of the variable
payment will be divided by the appropriate
Fund Annuity unit value (see 4.07) on the
tenth Valuation Period before the due date of
the first payment to determine the number of
each Fund Annuity units. The number of each
Fund Annuity units remains fixed. Each future
payment is equal to the sum of the products of
each Fund Annuity unit value multiplied by the
appropriate number of units. The Fund Annuity
unit value on the tenth Valuation Period prior
to the due date of the payment is used.

For any Valuation Period, a Fund Annuity unit
value is equal to:
(a) The value for the previous Period;
multiplied by
(b) The Annuity net return factor(s) (see
4.08 below) for the Period; multiplied by
(c) A factor to reflect the assumed annual
net return rate (see Contract Schedule
II).

The dollar value of a Fund(s) Annuity unit
values and Annuity payments may go up or down
due to investment gain or loss.

The Annuity net return factor(s) are used to
compute all Separate Account Annuity Payments
for any Fund.

The Annuity net return factor(s) for each Fund
is equal to 1.0000000 plus the net return
rate.

The net return rate is equal to:

(a) The value of the shares of the Fund held
by the Separate Account at the end of a
Valuation Period; minus
(b) The value of the shares of the Fund held
by the Separate Account at the start of
the Valuation Period; plus or minus
(c) Taxes (or reserves for taxes) on the
Separate Account (if any); divided by
(d) The total value of the Fund(s) Record
Units and Fund(s) Annuity Units of the
Separate Account at the start of the
Valuation Period; minus
(e) A daily charge for Annuity mortality and
expense risks, which may include profit,
and a daily administrative charge (at the
annual rate as shown on Contract Schedule
II).

A net return rate may be more or less than 0%.

The value of a share of the Fund is equal to
the net assets of the Fund divided by the
number of shares outstanding.

Payments shall not be changed due to changes
in the mortality or expense results or
administrative charges.

Option 1--Payment of Interest on Sum Left with
Aetna -- This option may be used only by the
beneficiary when the Certificate Holder dies
before Aetna has started paying an Annuity. A
portion or all of the sum paid upon death may
be held under this option and will be held in
the General Account of Aetna at interest (see
4.01). The Beneficiary may later tell Aetna

https://www.sec.gov/Archives/edgar/data/925981/0000950109-95-002138.txt

03/22/2018

to:


4.09 Annuity Options (Cont'd): (a) Pay a portion or all of the sum held by Aetna; or

(b)	Apply a portion or all of the sum held by Aetna to any Annuity option below.

If a nonspouse Beneficiary elects that some or
all of the Account is to be held under this
option, the Beneficiary must tell Aetna to pay
the full sum held under this option by December
31st of the year containing the fifth
anniversary of the Certificate Holder's date of
death.

Option 2 -- Payments for a Stated Period of
Time -- An Annuity will be paid for the number
of years chosen. The number of years must be at
least 5 and not more than 30.

If payments for this option are made under a
Variable Annuity, the present value of any
remaining payments may be withdrawn at any
time. If a withdrawal is requested within 3
years after the start of payments, it will be
treated as a surrender and any applicable
Surrender Fee will be applied (see 3.16).

Option 3 -- Life Income -- An Annuity will be
paid for the life of the Annuitant. If also
chosen, Aetna will guarantee payments for 60,
120, 180, or 240 months.

Option 4 -- Life Income Based upon the Lives of
Two Annuitants -- An Annuity will be paid
during the lives of the Annuitant and a second
Annuitant. Payments will continue until both
Annuitants have died. When this option is
chosen, a choice must be made of:

(a)	100% of the payment to continue after the first death;
(b)	66 2/3% of the payment to continue after the first death;
(c)	50% of the payment to continue after the first death;
(d)	Payments for a minimum of 120 months with 100% of the payment to continue after the first death; or
(e)	100% of the payment to continue at the death of the second Annuitant and 50% of the payment to continue at the death of the Annuitant.

Other Options -- Aetna may make other options
available as allowed by the laws of the state
in which this Contract and the certificate is
delivered.


OPTION 2

Payments for a Stated Period of Time

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%


- --------------------------------------------------------------------------------
	Guaranteed	Monthly	Quarterly	Semi-Annual	Annual
Years	Rate	Payment	Payment	Payment	Payment
- --------------------------------------------------------------------------------
3	3.00%	$ 28.99	$ 86.76	$ 172.88	$ 343.23
4	3.00%	22.06	66.02	131.56	261.19
5	3.00%	17.91	53.59	106.78	211.99
6	3.00%	15.14	45.30	90.27	179.22
7	3.00%	13.16	39.39	78.49	155.83
8	3.00%	11.68	34.96	69.66	138.31
9	3.00%	10.53	31.52	62.81	124.69
10	3.00%	9.61	28.77	57.33	113.82
11	3.00%	8.86	26.52	52.85	104.93
12	3.00%	8.24	24.65	49.13	97.54
13	3.00%	7.71	23.08	45.98	91.29
14	3.00%	7.26	21.73	43.29	85.95
15	3.00%	6.87	20.56	40.96	81.33

https://www.sec.gov/Archives/edgar/data/925981/0000950109-95-002138.txt						03/22/2018

16	3.00%	6.53	19.54	38.93	77.29
17	3.00%	6.23	18.64	37.14	73.74
18	3.00%	5.96	17.84	35.56	70.59
19	3.00%	5.73	17.13	34.14	67.78
20	3.00%	5.51	16.50	32.87	65.26
21	3.00%	5.32	15.92	31.72	62.98
22	3.00%	5.15	15.40	30.68	60.92
23	3.00%	4.99	14.92	29.74	59.04
24	3.00%	4.84	14.49	28.88	57.33
25	3.00%	4.71	14.09	28.08	55.76
26	3.00%	4.59	13.73	27.36	54.31
27	3.00%	4.47	13.39	26.68	52.97
28	3.00%	4.37	13.08	26.06	51.74
29	3.00%	4.27	12.79	25.49	50.60
30	3.00%	4.18	12.52	24.95	49.53

- --------------------------------------------------------------------------------



OPTION 3

Life Income

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

Payments Guaranteed for a Stated Period of Months
-------------------------------------------------


- --------------------------------------------------------------------------------
Adjusted

Age of	None	60	120	180	240
Annuitant

- --------------------------------------------------------------------------------

50	$ 4.05	$ 4.05	$ 4.03	$ 3.99	$ 3.93
51	4.12	4.11	4.09	4.05	3.99
52	4.19	4.19	4.16	4.11	4.04
53	4.27	4.26	4.23	4.18	4.10
54	4.35	4.34	4.31	4.25	4.16

55	4.44	4.42	4.39	4.32	4.22
56	4.53	4.51	4.47	4.40	4.29
57	4.62	4.61	4.56	4.48	4.35
58	4.72	4.71	4.65	4.56	4.42
59	4.83	4.81	4.75	4.64	4.49

60	4.95	4.93	4.86	4.73	4.55
61	5.07	5.05	4.97	4.83	4.62
62	5.20	5.17	5.08	4.92	4.69
63	5.34	5.31	5.20	5.02	4.76
64	5.49	5.45	5.33	5.12	4.83

65	5.65	5.61	5.47	5.22	4.89
66	5.82	5.77	5.61	5.33	4.96
67	6.01	5.94	5.75	5.44	5.02
68	6.20	6.13	5.91	5.54	5.08
69	6.41	6.33	6.07	5.65	5.14

70	6.64	6.54	6.23	5.76	5.19
71	6.88	6.76	6.41	5.86	5.24
72	7.14	7.00	6.59	5.97	5.28
73	7.43	7.26	6.77	6.06	5.32
74	7.73	7.53	6.96	6.16	5.35

75	8.06	7.82	7.14	6.25	5.38

- --------------------------------------------------------------------------------


Rates are based on mortality from 1983 Table a. The rates do not differ by sex. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 4

Life Income for Two Payees

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%



https://www.sec.gov/Archives/edgar/data/925981/0000950109-95-002138.txt

03/22/2018

Adjusted Ages
- -----------------------
Second
Annuitant	Annuitant Option 4a	Option 4b	Option 4c	Option 4d	Option 4e

- --------------------------------------------------------------------------------

55	50	$ 3.69	$ 4.05	$ 4.27	$ 3.69	$ 4.03
55	55	3.88	4.25	4.47	3.87	4.14
55	60	3.99	4.44	4.71	3.98	4.42

60	55	3.99	4.44	4.71	3.98	4.42
60	60	4.24	4.71	4.99	4.23	4.57
60	65	4.38	4.97	5.32	4.38	4.93

65	60	4.38	4.97	5.32	4.38	4.93
65	65	4.72	5.33	5.70	4.71	5.14
65	70	4.93	5.68	6.15	4.91	5.66

70	65	4.93	5.68	6.15	4.91	5.66
70	70	5.40	6.21	6.70	5.36	5.96
70	75	5.69	6.68	7.32	5.62	6.67

75	70	5.69	6.68	7.32	5.62	6.67
75	75	6.37	7.45	8.15	6.23	7.12
75	80	6.78	8.11	8.99	6.54	8.13

- --------------------------------------------------------------------------------


Rates are based on mortality from 1983 Table a. The rates do not differ by sex. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 2

Payments for a Stated Period of Time

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%



	Monthly	Quarterly	Semi-Annual	Annual
Years	Payment	Payment	Payment	Payment

- ------------------------------------------------------------------


	3	$ 29.19	$ 87.33	$ 173.91	$ 344.86
	4	22.27	66.61	132.65	263.04
	5	18.12	54.19	107.92	213.99
	6	15.35	45.92	91.44	181.32
	7	13.38	40.01	79.69	158.01
	8	11.90	35.59	70.88	140.56
	9	10.75	32.16	64.05	127.00
	10	9.83	29.42	58.59	116.18
	11	9.09	27.18	54.13	107.34
	12	8.46	25.32	50.42	99.98
	13	7.94	23.75	47.29	93.78
	14	7.49	22.40	44.62	88.47
	15	7.10	21.24	42.31	83.89
	16	6.76	20.23	40.29	79.89
	17	6.47	19.34	38.51	76.37
	18	6.20	18.55	36.94	73.25
	19	5.97	17.85	35.54	70.47
	20	5.75	17.22	34.28	67.98
	21	5.56	16.65	33.15	65.74
	22	5.39	16.13	32.13	63.70
	23	5.24	15.66	31.19	61.85
	24	5.09	15.24	30.34	60.17
	25	4.96	14.85	29.56	58.62
	26	4.84	14.49	28.85	57.20
	27	4.73	14.15	28.19	55.90
	28	4.63	13.85	27.58	54.69
	29	4.53	13.57	27.02	53.57
	30	4.45	13.30	26.49	52.53

- ------------------------------------------------------------------



OPTION 2

Payments for a Stated Period of Time

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

https://www.sec.gov/Archives/edgar/data/925981/0000950109-95-002138.txt

03/22/2018

Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%


- --------------------------------------------------------------------------------

	Monthly	Quarterly	Semi-Annual	Annual
Years	Payment	Payment	Payment	Payment

- --------------------------------------------------------------------------------

3	$ 29.80	$ 89.04	$ 176.99	$ 349.72
4	22.89	68.38	135.93	268.58
5	18.74	56.00	111.33	219.98
6	15.99	47.77	94.96	187.64
7	14.02	41.90	83.30	164.59
8	12.56	37.52	74.58	147.35
9	11.42	34.11	67.81	133.99
10	10.51	31.40	62.42	123.34
11	9.77	29.19	58.03	114.66
12	9.16	27.36	54.38	107.45
13	8.64	25.81	51.31	101.39
14	8.20	24.50	48.69	96.21
15	7.82	23.36	46.44	91.75
16	7.49	22.37	44.47	87.88
17	7.20	21.51	42.75	84.48
18	6.94	20.74	41.23	81.47
19	6.71	20.06	39.88	78.80
20	6.51	19.46	38.68	76.42
21	6.33	18.91	37.59	74.28
22	6.17	18.42	36.62	72.35
23	6.02	17.98	35.73	70.61
24	5.88	17.57	34.93	69.02
25	5.76	17.20	34.20	67.57
26	5.65	16.87	33.53	66.25
27	5.54	16.56	32.92	65.04
28	5.45	16.28	32.35	63.93
29	5.36	16.01	31.83	62.90
30	5.28	15.77	31.35	61.95

- --------------------------------------------------------------------------------




OPTION 3

Life Income

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

	Payments Guaranteed for a Stated Period of Months
	-------------------------------------------------


- --------------------------------------------------------------------------------
Adjusted
Age of	None	60	120	180	240
Annuitant
- --------------------------------------------------------------------------------
50	$ 4.34	$ 4.34	$ 4.31	$ 4.27	$ 4.22
51	4.41	4.40	4.38	4.33	4.27
52	4.48	4.47	4.45	4.40	4.32
53	4.56	4.55	4.52	4.46	4.38
54	4.64	4.63	4.59	4.53	4.44

55	4.72	4.71	4.67	4.60	4.50
56	4.81	4.80	4.75	4.67	4.56
57	4.91	4.89	4.84	4.75	4.62
58	5.01	4.99	4.93	4.83	4.69
59	5.12	5.10	5.03	4.92	4.75

60	5.23	5.21	5.13	5.00	4.82
61	5.36	5.33	5.24	5.09	4.88
62	5.49	5.45	5.35	5.19	4.95
63	5.63	5.59	5.47	5.28	5.02
64	5.78	5.73	5.60	5.38	5.08

65	5.94	5.89	5.73	5.48	5.15
66	6.11	6.05	5.87	5.58	5.21
67	6.29	6.22	6.02	5.69	5.27
68	6.49	6.41	6.17	5.79	5.33
69	6.70	6.60	6.33	5.90	5.38

70	6.92	6.81	6.49	6.00	5.43
71	7.17	7.04	6.66	6.10	5.48
72	7.43	7.27	6.84	6.20	5.52
73	7.71	7.53	7.02	6.30	5.55
74	8.02	7.80	7.20	6.39	5.59

75	8.35	8.08	7.38	6.48	5.62

https://www.sec.gov/Archives/edgar/data/925981/0000950109-95-002138.txt						03/22/2018

- --------------------------------------------------------------------------------

Rates are based on mortality from 1983 Table a. The rates do not differ by sex. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 3

Life Income

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

Payments Guaranteed for a Stated Period of Months
-------------------------------------------------


- --------------------------------------------------------------------------------
Adjusted

Age of	None	60	120	180	240
Annuitant

- --------------------------------------------------------------------------------

50	$ 5.26	$ 5.25	$ 5.22	$ 5.17	$ 5.11
51	5.33	5.32	5.28	5.23	5.15
52	5.40	5.38	5.34	5.29	5.20
53	5.47	5.45	5.41	5.35	5.26
54	5.54	5.53	5.48	5.41	5.31

55	5.63	5.61	5.56	5.47	5.36
56	5.71	5.69	5.63	5.54	5.42
57	5.80	5.78	5.72	5.61	5.47
58	5.90	5.88	5.81	5.69	5.53
59	6.01	5.98	5.90	5.77	5.59

60	6.12	6.09	6.00	5.85	5.65
61	6.24	6.21	6.10	6.93	5.71
62	6.37	6.33	6.21	6.02	5.77
63	6.51	6.46	6.33	6.11	5.83
64	6.66	6.60	6.45	6.20	5.89

65	6.82	6.75	6.57	6.30	5.95
66	6.99	6.91	6.71	6.39	6.01
67	7.17	7.08	6.85	6.49	6.06
68	7.36	7.27	6.99	6.59	6.12
69	7.57	7.46	7.15	6.69	6.17

70	7.80	7.67	7.30	6.78	6.21
71	8.05	7.89	7.47	6.88	6.25
72	8.31	8.13	7.64	6.97	6.29
73	8.59	8.38	7.81	7.06	6.33
74	8.90	8.64	7.99	7.15	6.36

75	9.23	8.93	8.16	7.23	6.38

- --------------------------------------------------------------------------------


Rates are based on mortality from 1983 Table a. The rates do not differ by sex. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 4

Life Income for Two Payees

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%



  -------------------------------------------------------------------------------- Adjusted Ages

  --------------------

	Second
Annuitant	Annuitant	Option 4a	Option 4b	Option 4c	Option 4d	Option 4e
- --------------------------------------------------------------------------------
55	50	$ 3.97	$ 4.35	$ 4.56	$ 3.97	$ 4.31
55	55	4.16	4.54	4.76	4.15	4.42
55	60	4.27	4.73	5.00	4.26	4.48

https://www.sec.gov/Archives/edgar/data/925981/0000950109-95-002138.txt							03/22/2018

60	55	4.27	4.73	5.00	4.26	4.70
60	60	4.51	4.99	5.27	4.50	4.84
60	65	4.66	5.25	5.61	4.65	4.93

65	60	4.66	5.25	5.61	4.65	5.22
65	65	4.99	5.61	5.99	4.98	5.42
65	70	5.19	5.97	6.44	5.17	5.54

70	65	5.19	5.97	6.44	5.17	5.93
70	70	5.67	6.49	6.99	5.62	6.23
70	75	5.95	6.96	7.61	5.87	6.40

75	70	5.95	6.96	7.61	5.87	6.95
75	75	6.64	7.73	8.43	6.48	7.40
75	80	7.04	8.39	9.29	6.79	7.64

- --------------------------------------------------------------------------------


Rates are based on mortality from 1983 Table a. The rates do not differ by sex. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 4

Life Income for Two Payees

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%



  -------------------------------------------------------------------------------- Adjusted Ages

  --------------------

Second

Annuitant Annuitant Option 4a Option 4b Option 4c Option 4d Option 4e - --------------------------------------------------------------------------------

55	50	$ 4.88	$ 5.26	$ 5.48	$ 4.88	$ 5.23
55	55	5.04	5.44	5.66	5.04	5.32
55	60	5.15	5.63	5.91	5.14	5.38

60	55	5.15	5.63	5.91	5.14	5.59
60	60	5.37	5.87	6.16	5.37	5.72
60	65	5.52	6.14	6.51	5.51	5.80

65	60	5.52	6.14	6.51	5.51	6.10
65	65	5.83	6.49	6.87	5.82	6.29
65	70	6.04	6.84	7.34	6.00	6.41

70	65	6.04	6.84	7.34	6.00	6.81
70	70	6.49	7.35	7.87	6.44	7.08
70	75	6.77	7.84	8.51	6.68	7.25

75	70	6.77	7.84	8.51	6.68	7.81
75	75	7.45	8.60	9.33	7.27	8.25
75	80	7.86	9.28	10.20	7.57	8.49

- --------------------------------------------------------------------------------


Rates are based on mortality from 1983 Table a. The rates do not differ by sex. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


- --------------------------------------------------------------------------------

[LOGO OF AETNA INSURANCE COMPANY OF AMERICA APPEARS HERE]

Aetna Insurance Company of America
Home Office; 151 Farmington Avenue
Hartford, Connecticut 06156
(800) 531-4547

Group Variable, Fixed, or Combination Annuity Contract
Nonparticipating

- --------------------------------------------------------------------------------

ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT
https://www.sec.gov/Archives/edgar/data/925981/0000950109-95-002138.txt	03/22/2018

EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.


Aetna Insurance Company of America

Endorsement

This Contract is endorsed as follows.

Add the following to Section I General Definitions:

Dollar Cost Averaging - A program that permits the Certificate Holder to systematically transfer amounts from any of the Funds and the one-year MG Account Guaranteed Term to any of the Funds by completing the appropriate section of the enrollment form or a Dollar Cost Averaging election form.

Delete Section 1.21, Market Value Adjustment, and replace it with the following.

1.21

Market Value Adjustment - An adjustment that may apply to an amount withdrawn or transferred from an MG Account Guaranteed Term prior to the end of that Guaranteed Term. The adjustment reflects the change in the value of the investment due to changes in interest rates since the date of deposit and is computed using the formula given in 3.06. The adjustment is expressed as a percentage of each dollar withdrawn or transferred.

Delete the first two paragraphs of Section 3.06, Market Value Adjustment, and replace it with the following:

3.06	Market Value Adjustment - Except as noted below, there will be an MVA
	for	a withdrawal from the MG Account before the end of a Guaranteed
	Term	when the withdrawal is due to:
	(a)	A Transfer, except for Transfers from the one-year MG Account Guaranteed Term under the Dollar Cost Averaging program or, as specified in MG Account Matured Term Value Transfer;
	(b)	A full or partial surrender (including a 10% free withdrawal under 3.16), except for a partial withdrawal under the Systematic Withdrawal Option (see 3.10); or
	(c)	An election of Annuity option 2 (see 4.09).
	Full	and partial surrenders and Transfers made within six months after
	the	date of the Annuitant's death will be the greater of:
	(a)	The aggregate MVA amount which is the sum of all market value adjusted amounts calculated due to a withdrawal of amounts. This total may be greater or less than the Current Value of those amounts; or

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(b) The applicable portion of the Current Value in the MG Account.

Delete Section 3.07, Transfer of Current Value from the Funds or MG Account, and replace it with the following:

3.07	Transfer of Current Value from the Funds or MG Account - Before an
	Annuity	option is elected, all or any portion of the Adjusted Current
	Value	of the Certificate Holder's Account may be transferred from any
	Fund	or Guaranteed Term of the MG Account:
	(a)	To any other Fund; or
	(b)	To any Guaranteed Term of the MG Account available in the current Deposit Period.
	Transfer	requests can be submitted as a percentage or as a dollar
	amount.	Aetna may establish a minimum transfer amount. Within a
	Guaranteed	Term Group, the amount to be surrendered to transferred
	will	be withdrawn first from the oldest Deposit Period, then from the
	next	oldest, and so on until the amount requested is satisfied.
	The	Certificate Holder may make an unlimited number of Transfers
	during	the Accumulation Period. The number of free Transfers allowed
	by	Aetna is shown on Contract Schedule I. Additional Transfers may be
	subject	to a Transfer fee as shown on Contract Schedule I.
	Amounts	transferred from the MG Account under the Dollar Cost
	Averaging	program, or amounts transferred as a Matured Term Value on
	or	within one calendar month of the Term's Maturity Date, do not count
	against	the annual Transfer limit.
	Amounts	applied to Guaranteed Terms of the MG Account may not be

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transferred to the Funds or to another Guaranteed Term during the
Deposit Period or for 90 days after the close of the Deposit Period except for (1) a Matured Term Value(s) during the calendar month following the Term's Maturity Date and (2) amounts transferred from the one-year MG Account Guaranteed Term under the Dollar Cost
Averaging program.

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Delete the first paragraph in Subsection 3.11(a), Estate Conservation Option (ECO), and replace it with the following:

(a)

Estate Conservation Option (ECO) - A distribution option under which a portion of the Account's Current Value will be surrendered automatically and distributed each year. ECO payments will be calculated based on the Account's full Current Value. The distributed amount will be withdrawn pro rata from each investment option used under the Account. A Surrender Fee will not be deducted from any portion of the Current Value which is paid as a distribution under ECO. Certificate Holders should consult their tax advisor prior to requesting this distribution option. Aetna will not be responsible for any adverse tax consequences due to receiving ECO payments.

Delete the first paragraph 3.11(b), Systematic Withdrawal Option (SWO), and replace it with the following:

(b)

Systematic Withdrawal Option (SWO) - A distribution option under which a portion of the Account's Current Value will be surrendered automatically and distributed each year. SWO payments will be calculated based on the Account's full Current Value. The distributed amount will be withdrawn pro rata from each investment option used under the Account. A Surrender Fee will not be deducted from any portion of the Current Value which is paid as a distribution under SWO. Certificate Holders should consult their tax advisor prior to requesting this distribution option. Aetna will not be responsible for any adverse tax consequences due to receiving SWO payments.

Delete Section 3.12, Death Benefit Amount, and replace it with the following:

3.12	Death Benefit Amount - If the Certificate Holder or Annuitant dies
	before	Annuity payments start, the Beneficiary is entitled to a death
	benefit	under the Account. The claim date is the date when proof of
	death	and the Beneficiary's claim are received in good order at
	Aetna's	Home Office. The amount of the death benefit is determined as follows:
	(a)	Death of Certificate Holder/Annuitant less than 75 years of age: The guaranteed death benefit is the greatest of:

(1) The sum of all Net Purchase Payment(s) made to the Account
(as of the date of death) minus the sum of all amounts
surrendered, applied to an Annuity, or deducted from the
Account;

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(2) The highest step-up value as of the date of death. A step-up value is determined on each anniversary of the Effective Date.
Each step-up value is calculated as the Account's Current
Value on the Effective Date anniversary, increased by the
amount of any Purchase Payment(s) made, and decreased by the sum of all amounts surrendered, deducted, and/or applied to an
Annuity option since the Effective Date anniversary.

(3) The Account's Current Value as of the date of death.

The excess, if any, of the guaranteed death benefit value over the
Account's Current Value is determined as of the date of death. Any excess amount will be deposited in the Account and allocated to the Aetna Variable Encore Fund as of the claim date. The Current
Value on the claim date, plus any excess amount deposited, becomes the Account's Current Value.

(b)	Death of Certificate Holder/Annuitant age 75 or greater: The death benefit amount is the greatest of:

(1) The sum of all Net Purchase Payment(s) made to the Account (as of the date of death) minus the sum of all amounts
surrendered, applied to an Annuity, or deducted from the
Account;

(2) The highest step-up value prior to the Certificate Holder's
75th birthday. A step-up value is determined on each
anniversary of the Effective Date. Each step-up value is
calculated as the Account's Current Value on the Effective
Date anniversary, increased by the amount of any Purchase
Payment(s) made, and decreased by the sum of all amounts
surrendered, deducted, and/or applied to an Annuity option
since the Effective Date anniversary.

(3) The Account's Current Value as of the date of death.

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The excess, if any, of the guaranteed death benefit value over the
Account's Current Value is determined as of the date of death. Any excess amount will be deposited in the Account and allocated to the Aetna Variable Encore Fund as of the claim date. The Current
Value on the claim date, plus any excess amount deposited, becomes the Account's Current Value.

(c)

At the death of a surviving spouse Beneficiary who continued the Account in his or her own name, the death benefit amount is equal to the Account's Current Value less any applicable Surrender Fee on the amount of any Purchase Payment(s) made since the death of the Certificate Holder.

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Delete Section 3.15, Liquidation of Surrender Value, and replace it with the following:

3.15

Liquidation of Surrender Value - All or any portion of the Account's Current Value may be surrendered at any time. Surrender requests can be submitted as a percentage of the Account's Current Value or as a specific dollar amount. Net Purchase Payment amounts are withdrawn first, and then the excess value, if any. For any partial surrender, amounts are withdrawn on a pro rata basis from the Fund(s) and/or the Guaranteed Term(s) Groups of the MG Account in which the Current Value is invested. Within a Guaranteed Term Group, the amount to be surrendered or transferred will be withdrawn first from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

After deduction the Maintenance Fee, if applicable, the surrendered amount shall be reduced by a Surrender Fee, if applicable. An MVA may apply to amounts surrendered from the MG Account.

Endorsed and made part of this Contract on the Effective Date of the Contract.

/s/ SIGNATURE APPEARS HERE

President
Aetna Insurance Company of America

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